As filed with the Securities and Exchange Commission on February 20, 1996
                                                      Registration No. 33-65471
================================================================================
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
USF&G Corporation           Maryland                                52-12220567
USF&G Capital I             Delaware                                52-1953822
USF&G Capital II            Delaware                                52-1953824
(Exact name of registrants (State or other jurisdiction of   (I.R.S. Employer
as specified in charter or  incorporation or organization)   Identification No.)
trust agreements)
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 547-3000
     (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                              John A. MacColl, Esq.
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 547-3000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

    Approximate date of commencement of proposed sale to the public: After the Registration Statement becomes effective, as determined by market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. |_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                                  Proposed
                                                                  Proposed        Maximum
                                                     Amount       Maximum         Aggregate
                   Title of Each Class of             To Be      Offering Price   Offering     Amount of
                Securities To Be Registered         Registered(1) Per Price(2)(3) Price(2)(3)  Registration
                                                                  Unit(2)(3)                   Fee

USF&G Capital I and II
 Cumulative Quarterly Income
 Preferred Securities.................

USF&G Corporation
 Guarantees with respect to Preferred Securities(4)

USF&G Corporation
 Deferrable Interest
 Subordinated Debentures..............

Total                                              $ 210,000,000     100%         $210,000,000  $72,413.79

(1)There are being registered hereunder a presently indeterminate number of Cumulative Quarterly Income Preferred Securities of USF&G Capital I and II, together with related Guarantees and Deferrable Interest Subordinated Debentures of USF&G Corporation. Under certain circumstances, the Deferrable Interest Subordinated Debentures of USF&G Corporation may be sold directly to the public. The aggregate initial public offering price of all securities sold pursuant to this registration statement will not exceed $210,000,000.
(2)Estimated solely for the purpose of determining the registration fee.
(3)Pursuant to Rule 457(n) and (o), the registration fee is calculated on the basis of the proposed maximum offering price of the Cumulative Quarterly Income Preferred Securities.
(4)This registration is deemed to include the rights of holders of the Preferred Securities under the Guarantees, the Indenture related to the Subordinated Debentures, the Trust Agreement related to the Preferred Securities and the related Expense Agreement as described in the Registration Statement.
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 USF&G Capital I
                                USF&G Capital II

                Cumulative Quarterly Income Preferred Securities
            (QUIPSSM)* guaranteed to the extent such Issuer has funds
                             as set forth herein by

                                USF&G Corporation



     USF&G Capital I and USF&G Capital II, each a statutory business trust created under the laws of the State of Delaware (each, the "Issuer," and collectively, the "Issuers") may severally offer, from time to time, their respective cumulative quarterly income preferred securities (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of each Issuer. USF&G Corporation, a Maryland corporation ("USF&G"), will be the owner of beneficial interests represented by common securities (the "Common Securities") of each Issuer. The Bank of New York is the Property Trustee of each Issuer. The payment of periodic cash distributions ("Distributions") with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities, in each case out of funds held by such Issuer, are each guaranteed by USF&G to the extent described herein (each, a "Guarantee"). The obligations of USF&G under each Guarantee will be subordinate and junior in right of payment to all liabilities of USF&G except any liabilities that may be made pari passu or subordinate to the Guarantee expressly by their terms. Concurrently with the issuance by each Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof in a corresponding series of USF&G's deferrable interest subordinated debentures (the "Debentures") with terms corresponding to that Issuer's Preferred Securities. The Debentures will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of USF&G. The Debentures will be the sole assets of each Issuer and the interest on the Debentures will be the only revenue of each Issuer. Upon the occurrence of certain events as will be described in the accompanying Prospectus Supplement, USF&G may redeem the Debentures or may terminate each Issuer and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of their interest in such Issuer. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination."

     The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering, provided, however, that the aggregate initial public offering price of all Preferred Securities issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $210,000,000. Certain specific terms of a particular Issuer's Preferred Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), including where applicable and to the extent not set forth herein, the identity of that Issuer, the specific title, the aggregate amount, the Distribution rate, the maturity, the stated liquidation preference, redemption provisions, other rights, the initial public offering price, and any other special terms, as well as any planned listing on a securities exchange, of such Preferred Securities.

     The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. See "Plan of Distribution." The names of any such underwriters or dealers involved in the sale of the Preferred Securities of any particular Issuer in respect of which this Prospectus is being delivered, the number of Preferred Securities to be purchased by any such underwriters or dealers and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to each Issuer will also be set forth in the Prospectus Supplement.

     See "Risk Factors" at page 5 hereof for certain information relevant to an investment in the Preferred Securities, including the period and circumstances during which payment of Distributions on the Preferred Securities and related Debentures may be deferred and the related federal income tax consequences.



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                       THIS PROSPECTUS. ANY REPRESENTATION
                          TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.



*QUIPS is a service mark of Goldman, Sachs & Co.

                The date of this Prospectus is February __, 1996.

                              AVAILABLE INFORMATION

     USF&G Corporation, a Maryland corporation ("USF&G"), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and the public reference facilities in the Commission's Regional Offices located at Seven World Trade Center, 7th Floor, New York, New York and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Washington, D.C.
20549. Such material can also be inspected at the New York Stock Exchange.

     USF&G and each of USF&G Capital I and USF&G Capital II, each a statutory business trust formed under the laws of the State of Delaware, have filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement as certain parts are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

     No separate financial statements of any Issuer have been included herein. USF&G and the Issuers do not consider that such financial statements would be material to holders of Preferred Securities offered hereby because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below. See "The Issuers."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by USF&G with the Commission are incorporated by reference in this Prospectus:

     1. USF&G's annual report on Form 10-K/A for the year ended December 31, 1994.

     2. USF&G's quarterly report on Form 10-Q/A for the quarter ended March 31, 1995, and quarterly reports on Form 10-Q for the quarters ended June 30, 1995 and September 30, 1995.

     3. USF&G's current reports on Form 8-K dated January 12, 1995, January 20, 1995, January 25, 1995 and October 12, 1995.

     All other documents filed by USF&G pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and the accompanying

Prospectus Supplement and prior to the termination of the offering of the Preferred Securities shall be deemed to be incorporated by reference in this Prospectus and the accompanying Prospectus Supplement, and to be a part hereof from the respective dates of the filing of such documents.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the accompanying Prospectus Supplement.

     USF&G hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference in the information that this Prospectus incorporates. Requests should be directed to USF&G Corporation, 100 Light Street, Baltimore, Maryland 21202, Attention: John F. Hoffen, Jr., Secretary (telephone: 410-547-3310).


                                   THE ISSUERS


     Each of USF&G Capital I and USF&G Capital II is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by USF&G, as sponsor for the Issuer, and the trustees of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, the "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Preferred Securities and Common Securities, (ii) using the proceeds from the sale of such Preferred Securities and Common Securities to acquire a corresponding series of Debentures issued by USF&G, (iii) maintaining its status as a grantor trust for United States federal income tax purposes and (iv) engaging in those activities necessary or incidental thereto. All of the Common Securities will be owned by USF&G. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Debenture Event of Default (as defined herein) under the Trust Agreement, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or other acquisition of Common Securities will be subordinated to the rights of the holders of the Preferred Securities. USF&G will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Issuer. Each Issuer has a term of approximately 50 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by the following trustees, each appointed by USF&G as holder of the Common Securities: The Bank of New York (the "Property Trustee"), The Bank of New York (Delaware) (the "Delaware Trustee") and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with USF&G. The Property Trustee, the Delaware Trustee and the Administrative Trustees are collectively referred to herein as the "Issuer Trustees." The holder of the Common Securities, or the holders of a majority in liquidation preference of the Preferred Securities if a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and the Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each of the Issuer Trustees are governed by the applicable Trust Agreement. USF&G will pay all fees and expenses related to the Issuers and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuers. The principal place of business of each Issuer is c/o USF&G Corporation, 100 Light Street, Baltimore, Maryland 21202, and its telephone number is (410) 547-3000. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711.



                                USF&G CORPORATION

     USF&G is a holding company whose principal subsidiaries are engaged in writing property/casualty insurance and life insurance/annuities. Property/casualty insurance is written primarily by United States Fidelity and Guaranty Company, founded in 1896, and is sold through independent agents supported by the Company's underwriting, marketing, administrative and claim services offices located throughout the United States. Life insurance and annuities are written primarily by Fidelity and Guaranty Life Insurance Company, founded in 1959, and are sold throughout the United States through independent agents, managing general agents and regional and national securities brokerage firms. USF&G is incorporated in Maryland, and its principal executive office is located at 100 Light Street, Baltimore, Maryland 21202, and its telephone number is (410) 547-3000.

                                  RISK FACTORS

     Prospective purchasers of the Preferred Securities should consider the following matters in addition to the other information contained in this Prospectus and in the Prospectus Supplement.

Subordinated Obligations under the Debentures and the Guarantee


     USF&G's obligations under the Debentures are subordinate and junior in right of payment to all Senior Indebtedness of USF&G. At December 31, 1995, the Senior Indebtedness of USF&G aggregated approximately $825 million, including $234 million of Intercompany Indebtedness (as defined herein). In addition, as of such date, USF&G's subsidiaries had total liabilities of approximately $11.5 billion (including estimated liabilities for insurance claims) to which the Debentures will be effectively subordinated. The obligations of USF&G under each Guarantee issued by USF&G for the benefit of the holders of the Preferred Securities are subordinate and junior in right of payment to all liabilities of USF&G, except those made pari passu or subordinate to the Guarantee expressly by their terms. There are no terms in the Preferred Securities, the Debentures or the Guarantee that limit USF&G's ability to incur additional indebtedness, including indebtedness that ranks senior to the Debentures and the Guarantee. See "Description of the Guarantee-Status of the Guarantee" and "Description of the Debentures-Subordination."


     The ability of the Issuers to pay amounts due on the Preferred Securities is entirely dependent upon USF&G making payments on the Debentures as and when required.

Option to Extend Interest Payment Period; Tax Consequences

     To the extent and as further provided in the Prospectus Supplement, so long as an Event of Default under the Indenture has not occurred and is continuing, USF&G will have the right at any time and from time to time to extend interest payment periods on a series of Debentures for up to 60 months (an "Extension Period"), and, as a consequence, quarterly Distributions on the Preferred Securities will be deferred by an Issuer during any Extension Period. Distributions in arrears after the quarterly payment date therefor will accumulate additional distributions thereon at the rate specified in the
Prospectus Supplement (to the extent permitted by law). In the event USF&G exercises its right to extend the interest payment periods on the Debentures, USF&G will not, and will not permit any subsidiary of USF&G to, declare or pay any dividend or distribution on, or redeem, purchase, acquire, or make a liquidation or guarantee payment (other than payments under a Guarantee) with respect to, any shares of USF&G's capital stock or any other security of USF&G (including other Debentures) ranking pari passu with or junior in interest to the Debentures, except in each case for (i) payments with securities junior in interest to the Debentures, (ii) payments made on any series of Debentures upon the stated maturity of such Debentures, or (iii) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into common stock of any convertible preferred stock of USF&G of any series now or hereinafter outstanding, in accordance with the terms of such stock. As a result, this covenant requires that an interest payment on one series of Debentures may be extended only if the interest periods on all series of Debentures are likewise extended. Prior to the termination of any Extension Period, USF&G may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 60 months or extend beyond the maturity or redemption date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, USF&G may elect a new Extension Period subject to the above requirements. See "Description of the Preferred Securities--Distributions."

     Should an Extension Period occur, an Issuer will continue to accrue income for United States federal income tax purposes which will be allocated, but not distributed, to holders of the Preferred Securities. As a result, a holder of Preferred Securities will include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive from the corresponding Issuer the cash related to such income if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "United States Taxation--Potential Extension of Interest Payment Period and Original Issue Discount."

     Should USF&G determine to exercise its right to defer payments of interest by extending the interest payment period on the Debentures, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of USF&G's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights.


Proposed Tax Legislation


     On December 7, 1995, the U.S. Department of Treasury announced a Balanced Budget Proposal which contained a proposed amendment to the Internal Revenue Code of 1986, as amended, (the "Code") which would classify a debt instrument issued on or after December 7, 1995 as equity if the instrument had a term exceeding 20 years and was not classified as indebtedness on the issuer's balance sheet. A text of proposed statutory language published on January 23, 1996 provides that the Code amendment would not apply to issues filed with the Commission before December 7, 1995. . Because the Registration Statement for the Preferred Securities was filed with the Commission on December29, 1995, the provisions of the proposed amendment would be applicable to the Preferred Securities if such provisions are enacted with the currently proposed effective date. Accordingly, if Debentures having a term in excess of 20 years are issued and the proposal is subsequently enacted in its current form, the Debentures would be subject to redemption, or the related Issuer could be liquidated by distributing the Debentures to the holders of Preferred Securities, at the option of USF&G as described under "Description of the Preferred Securities--Redemption and "Description of Preferred Securities-Liquidation Distribution Upon Termination." USF&G cannot predict whether this proposed amendment may be modified or other legislation may be enacted which might affect the character of the Debentures or otherwise affect the Preferred Securities offered hereby.



Special Event Redemption or Distribution


     Upon the occurrence and continuation of a Special Event as further described in "Description of the Preferred Securities--Redemption"and the Prospectus Supplement, USF&G will have the right to redeem the Debentures affected by such Special Event and therefore cause a mandatory redemption of the corresponding Preferred Securities. In addition, upon the occurrence of such a Special Event or in the event the Issuer is not or will not be taxed as a grantor trust for United States federal income tax purposes, but a Tax Event has not occurred (a "Grantor Trust Event") as further described in the Prospectus Supplement, USF&G will have the right to terminate the corresponding Issuer and cause the Debentures to be distributed to the holders of the Preferred Securities in liquidation of such holders' interests in the Issuer. See "Description of the Preferred Securities--Redemption," "Description of Preferred Securities--Liquidation Distribution Upon Termination." Certain proposed tax legislation, if enacted subsequent to the issuance of the Preferred Securities, could give rise to USF&G's redemption or termination rights. See "Proposed Tax Legislation," "United States Taxation--Receipt of Debentures Upon Liquidation of an Issuer" and "United States Taxation--Sale or Other Disposition of the Preferred Securities."


Rights Under the Guarantee

     Each Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the Guarantee Trustee under each Guarantee for the purposes of compliance with the Trust Indenture Act. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Preferred Securities and The Bank of New York will also be the trustee for the Debentures and the Property Trustee.

     Each Guarantee guarantees on a subordinated basis to the holders of the related Preferred Securities the payment (but not the collection) of (i) any accrued and unpaid Distributions required to be paid on such Preferred Securities, to the extent the Issuer has funds on hand available therefor, (ii) the Redemption Price, including all accrued and unpaid Distributions to the date of redemption, with respect to such Preferred Securities called for redemption by the Issuer, to the extent the Issuer has funds on hand available therefor, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer (unless the Debentures are distributed to holders of such

Preferred Securities), (a) the aggregate liquidation preference of $25 per Preferred Security plus all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds on hand available to make such payment or, if different, (b) the amount of assets of the Issuer remaining available for distribution to holders of the Preferred Securities in liquidation of the Issuer. The holders of not less than a majority in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under a Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against USF&G to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity. If USF&G were to default on its obligations under the Debentures, the Issuer would lack available funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon a
Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would be required either (i) to rely on the enforcement of their rights against USF&G pursuant to the terms of the Debentures or (ii) to enforce, to the fullest extent permitted by law, the Property Trustee's rights against USF&G. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Debentures--Subordination." The Trust Agreement for each series of Preferred Securities provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

Limited Voting Rights

     Holders of Preferred Securities will have limited voting rights and, except upon the occurrence of an Event of Default under the Trust Agreement as a result of an event of default under the Indenture (a "Debenture Event of Default"), will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, which voting rights are vested exclusively in the holder of Common Securities unless and until a Debenture Event of Default has occurred and is continuing. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities--Events of Default; Notice."

Trading Characteristics of Preferred Securities

     Application has been made to list the Preferred Securities on the New York Stock Exchange. The Preferred Securities are expected to trade at a price that takes into account the value, if any, of accrued and unpaid Distributions; thus, purchasers will not pay and sellers will not receive any accrued and unpaid interest with respect to their undivided beneficial interests in Debentures owned through the Preferred Securities that is not included in the trading price of the Preferred Securities. However, interest on the Debentures will be included in the gross income of U.S. holders of Preferred Securities as it accrues, rather than when it is paid. See "United States Taxation--Income from

Preferred Securities" and "United States Taxation--Potential Extension of Interest Payment Period and Original Issue Discount." The trading price of the Preferred Securities is likely to be sensitive to the level of interest rates generally. If interest rates rise in general, the trading price of the Preferred Securities may decline to reflect the additional yield requirements of the purchasers. Conversely, a decline in interest rates may increase the trading price of the Preferred Securities, although any increase may be moderated by other factors, including by USF&G's ability to redeem the Debentures on the dates set forth in the Prospectus Supplement. In addition, because payment of Distributions on the Preferred Securities is dependent upon USF&G's ability to pay interest on the Debentures, negative developments affecting USF&G may adversely affect the trading price of the Preferred Securities.

                                 USE OF PROCEEDS

     Each of USF&G Capital I and USF&G Capital II will use all proceeds received from the sale of its Preferred Securities to purchase Debentures of USF&G.

     Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Debentures are expected to be used by USF&G for general corporate purposes, including redemption, in whole or in part, of outstanding shares of USF&G's $4.10 Series A Convertible Exchangeable Preferred Stock.

                    RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS

     On a consolidated basis, the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends include the earnings and fixed charges of USF&G and its subsidiaries for the periods indicated.


                           Nine Months Ended                     Years Ended December 31
                           September 30, 1995   1994      1993       1992       1991       1990

Ratio of Earnings to
Fixed Charges . . . . . .        3.9             .8 (A)    2.5        1.4       (B)        (C)
Ratio of Earnings to
Combined Fixed
Charges and Preferred
Stock Dividends . . . . .        2.7             .6 (A)    1.5         .8       (B)        (C)
---------

(A) USF&G's earnings were inadequate to cover fixed charges and combined fixed charges and preferred stock dividends by $43 million and $89 million, respectively, for the year ended December 31, 1994. In 1994, USF&G recorded facilities exit costs of $183,000,000 relating to its plan to consolidate its Baltimore headquarters facilities by relocating all USF&G personnel currently located at its office building in downtown Baltimore to other facilities owned by USF&G. The ratio of consolidated earnings before facilities exit costs to fixed charges was
         3.1 in 1994, and the ratio of consolidated earnings before facilities exit costs to combined fixed charges and preferred stock dividends was
         1.8 in 1994.

(B) USF&G had a net loss for the year ended December 31, 1991 and earnings were inadequate to cover fixed charges and combined fixed charges and preferred stock dividends by $150 million and $187 million, respectively, for the year ended December 31, 1991.

(C) USF&G had a net loss for the year ended December 31, 1990 and earnings were inadequate to cover fixed charges and combined fixed charges and preferred stock dividends by $436 million and $453 million, respectively, for the year ended December 31, 1990.

         The ratios were determined by dividing consolidated earnings by total fixed charges and total fixed charges and preferred stock dividends, respectively. Earnings consist of income from continuing operations before considering income taxes, the cumulative effect of accounting changes, and fixed charges. Fixed charges consist of interest and that portion of rentals which is deemed to be an appropriate interest factor. All amounts have been restated to reflect the mergers with Discover Re Managers, Inc. and Victoria Financial Corporation, both of which were consummated in the second quarter of 1995 and were accounted for as pooling-of-interests.


                     DESCRIPTION OF THE PREFERRED SECURITIES


     Pursuant to the terms of each Trust Agreement, the Issuers will issue the Preferred Securities and the Common Securities (together, the "Trust Securities"). The Preferred Securities of a particular issue will represent undivided beneficial interests in the assets of the related Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of each Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part and each Trust Agreement has been qualified as an indenture under the Trust Indenture Act. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of the other. See "United Stated Taxation" for a description of certain tax matters relating to the Preferred Securities, including a discussion of certain proposed legislation.

General


     The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities." The Debentures will be held in trust by the Property Trustee for the benefit of the holders of the related Trust Securities. Each Guarantee Agreement executed by USF&G for the benefit of the holders of each Issuer's Preferred Securities is a guarantee on a subordinated basis with respect to the related Preferred Securities but only guarantees payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the related Issuer has funds on hand available to make such payments, and does not otherwise guarantee such payments. See "Description of the Guarantee." USF&G has, through the Guarantee, the Trust Agreement, the Debentures, the Indenture and the Expense Agreement (as defined herein), taken together, fully and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."



Distributions

     Each Issuer's Preferred Securities represent undivided beneficial interests in the assets of such Issuer. The Distributions on each Preferred Security will be payable at a rate specified in the Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears on the dates in each year specified in the Prospectus Supplement (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date") (except as otherwise described below). In the event that any date on which Distributions are otherwise payable on the Preferred Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Distribution Date. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     It is anticipated that the income of each Issuer available for distribution to its holders of Preferred Securities will be limited to payments under the corresponding series of Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Preferred Securities and its Common Securities. See "Description of the Debentures." If USF&G does not make interest payments on such Debentures, the Property Trustee will not have funds available to pay Distributions on the corresponding Preferred Securities.

         The Prospectus Supplement will include a description of the terms and circumstances under which USF&G will have the right under the Indenture to extend, from time to time, the interest payment period on each series of the Debentures for up to 60 months, provided that such Extension Period may not extend beyond the maturity or redemption date of the Debentures. Quarterly Distributions on the corresponding Preferred Securities also will be deferred (but will continue to accumulate) during any such Extension Period.

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the securities register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "--Book-Entry-Only Issuance--The Depository Trust Company." In the event any Preferred Securities are not in book-entry-only form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the relevant Distribution Date.


Redemption


     Upon the repayment of any series of Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment will be applied by the Property Trustee to redeem the corresponding Preferred Securities, upon not less than 20 nor more than 90 days' notice, at a redemption price (the "Redemption Price") equal to the liquidation preference of such Preferred Securities plus all accrued and unpaid Distributions to the redemption date (the "Redemption Date"), plus the amount of premium, if any, paid by USF&G upon the concurrent redemption of a Like Amount (as defined in the Trust Agreement) of Debentures. The redemption terms of a particular series of Debentures and the related Preferred Securities will be set forth in the accompanying Prospectus Supplement, and will include a right to redeem the Preferred Securities upon the occurrence of certain Tax Events and Investment Company Events (in either case, "Special Events") and exchange Debentures for the Preferred Securities upon the occurrence of Special Events or Grantor Trust Events, each as defined in the Trust Agreement and further described in the Prospectus Supplement.

Redemption Procedures

     Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of the corresponding series of Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

     If an Issuer gives a notice of redemption in respect of its Preferred Securities, then, by 11:00 a.m., New York City time, on the Redemption Date, to the extent funds are available and so long as the Preferred Securities are in book-entry-only form, the Property Trustee will irrevocably deposit with The Depository Trust Company ("DTC") funds sufficient to pay the applicable
Redemption Price for the Preferred Securities being redeemed and will give DTC irrevocable instructions and authority to pay the Redemption Price to the beneficial owners of such Preferred Securities. See "--Book Entry-Only Issuance--The Depository Trust Company." If such Preferred Securities are no longer in book-entry-only form, the Issuer, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price for the Preferred Securities being redeemed and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by USF&G pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law, USF&G or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the Redemption Price on the Preferred Securities and any distribution of Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book entry only form, the relevant record date for such Preferred Securities shall be the date 15 days prior to the Redemption Date or liquidation date, as applicable.

     If less than all the securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate amount of such securities to be redeemed shall be allocated 3% to the Common Securities of such Issuer and 97% to its Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than 90 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or integral multiples thereof) of the liquidation preference of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the securities registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of Preferred Securities which has been or is to be redeemed.


Subordination of Common Securities

     Payment of Distributions on, and the Redemption Price of, each Issuer's Trust Securities, as applicable, shall be made pro rata based on the liquidation preference of such Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default (as defined above) shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.


     In the case of any Event of Default under any Trust Agreement resulting from a "Debenture Event of Default," the holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to such

Event of Default under such Trust Agreement until the effect of such Event of Default with respect to such Preferred Securities has been cured, waived or otherwise eliminated. Until any such Event of Default under the applicable Trust Agreement with respect to the Preferred Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.



Liquidation Distribution Upon Termination


     Pursuant to each Trust Agreement, each Issuer shall be terminated by USF&G on the first to occur of: (i) December 31, 2045, the expiration of the term of such Issuer; (ii) the bankruptcy, dissolution or liquidation of USF&G; (iii) the distribution of a Like Amount (as defined in the Trust Agreement) of the corresponding series of Debentures to the holders of its Preferred Securities and Common Securities following the occurrence of a Special Event or a Grantor Trust Event ; (iv) the redemption of all of the Issuer's Preferred Securities; and (v) an order for the dissolution of the Issuer shall have been entered by a court of competent jurisdiction.


     If an early termination occurs as described in clause (ii), (iii) or (v) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Preferred Securities and Common Securities a Like Amount of the corresponding series of Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the stated liquidation preference of $25 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such
Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

Events of Default; Notice

     Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the occurrence of a Debenture Event of Default; or

     (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

     (iii) default by the Property Trustee in the payment of any Redemption Price of any Preferred Security or Common Security when it becomes due and payable; or

     (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by USF&G to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and USF&G, as Depositor, unless such default shall have been cured or waived. USF&G, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     In the event payment of any Distribution is not made when otherwise due and payable because of the exercise of any right the Issuer may have to defer payment of such Distribution as provided in the Trust Agreement or otherwise, then such failure to make payment shall not be deemed an Event of Default as long as such payment is deferred in accordance with the Trust Agreement or otherwise.

     Under each Trust Agreement, if the Property Trustee fails to enforce its rights under the Trust Agreement or the Indenture, any holder of Preferred Securities issued thereunder may, to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Indenture, after such holder's written request to the Property Trustee to enforce such rights, institute a legal proceeding directly against any person to enforce the Property Trustee's rights under the Trust Agreement and the Indenture without first instituting a legal proceeding against the Property Trustee or any other person. In addition, to the fullest extent permitted by law, to the extent that any action under the Indenture is entitled to be taken by the holders of a series of Debentures and such holders fail to take such action, holders of the related Preferred Securities may take such action. The foregoing is in addition to and not in limitation of any direct rights provided to the holders of any series of related Preferred Securities under the terms of the Indenture, including the right, without any notice or other demand on the Property Trustee, to institute suit for the enforcement of any payment of the principal of and any premium and interest on Debentures relating to such Preferred Securities having a principal amount equal to the aggregate liquidation preference of such Preferred Securities, all as provided in the Indenture.


     If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with respect to Distributions as described above. See "--Liquidation Distribution Upon Termination" and "--Subordination of Common Securities."


Removal of Issuer Trustees

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation preference of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.


Co-Trustees and Separate Property Trustee

     Unless a Debenture Event of Default under a Trust Agreement shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in each Trust Agreement) may at the time be located, the holder of the applicable Common Securities and the

Administrative Trustees shall have the power to appoint one or more persons either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default under the Indenture has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.


Merger or Consolidation of Issuer Trustees

     Any corporation or other entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Trust Agreements, provided such corporation or other entity shall be otherwise qualified and eligible.


Voting Rights; Amendment of Trust Agreement

     Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by law and each Trust Agreement, the holders of the Preferred Securities will have no voting rights.


     A Trust Agreement may be amended from time to time by the Depositor and the Issuer Trustees, without the consent of the holders of the Preferred Securities,
(i) to cure any ambiguities, defects or inconsistencies or (ii) to make any other change that does not adversely affect in any material respect the interests of any holder of Preferred Securities. A Trust Agreement may be amended by the Depositor and the Issuer Trustees in any other respect, with the consent of the holders of a majority in liquidation preference of Preferred Securities, except to change the amount, timing, currency or method of payment of any Distribution or Liquidation Distribution, restrict the right of a holder of a Preferred Security to institute suit for enforcement of any Distribution or Liquidation Distribution, change the purpose of the Issuer, authorize the issuance of any additional interests in the Issuer, change the Redemption Price or affect the limited liability of any holder of Preferred Securities. Notwithstanding the foregoing, no amendment may be made without receipt by the Issuer of an opinion of counsel experienced in such matters to the effect that such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act of 1940, as amended.


     So long as any Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee (as hereinafter defined), or executing any trust or power conferred on the Property Trustee with respect to such Debentures, (ii) waive any past default that is waiveable under
Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or
(iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Securities; provided, however, that where a consent or approval under the Indenture would require the consent or approval of each holder of Debentures affected thereby, no such consent or approval shall be given without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default with respect to the Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as a corporation or partnership for United States federal income tax purposes on account of such action and will continue to be classified as a grantor trust for United States federal income tax purposes.

     Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Preferred Securities will be required for each Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by USF&G, the Issuer Trustees or any affiliate of USF&G or any Issuer Trustee, shall, for purposes of such vote or consent, be treated as if they were not outstanding.


Payment and Paying Agency

     Payments in respect of the Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register. The paying agent (the "Paying Agent") shall initially be The Bank of New York and any co-paying agent chosen by The Bank of New York, and acceptable to the Administrative Trustees and USF&G. The Bank of New York shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and USF&G, as Depositor. In the event that The Bank of New York shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company and have a combined capital and surplus of U.S.$50,000,000).


Book-Entry-Only Issuance -- The Depository Trust Company

     DTC will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer, representing in the aggregate the total number of such Issuer's Preferred Securities, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "New York Stock Exchange"), the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities of such Issuer is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of an Issuer's Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer of the relevant Preferred Securities or USF&G, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Property Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities at any time by giving reasonable notice to the Property Trustee and USF&G. In the event that a successor securities depositary is not obtained, definitive Preferred Security certificates representing such Preferred Securities are required to be printed and delivered. The Depositor, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Issuer's Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and USF&G believe to be accurate, but the Issuers and USF&G assume no responsibility for the accuracy thereof. Neither the Issuers nor USF&G has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.


Registrar and Transfer Agent

     The Bank of New York will initially act as registrar and transfer agent for the Preferred Securities.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange.

     The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.


Information Concerning the Property Trustee

     The Property Trustee is the sole Trustee under the Trust Agreements for purposes of the Trust Indenture Act and shall have and be subject to all of the duties and responsibilities specified with respect to an indenture trustee under that Act. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreements and, after an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in a Trust Agreement or is unsure of the application of any provision of a Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by USF&G as Depositor and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.


Miscellaneous

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, as amended, as a corporation or a partnership for United States federal income tax purposes and so that the Issuers will qualify as grantor trusts for United States federal income tax purposes and the Debentures will be treated as indebtedness of USF&G for United States federal income tax purposes. In this connection, USF&G and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the applicable certificate of trust of the Issuer or the applicable Trust Agreement, that USF&G and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     Neither Issuer may borrow money or issue debt or mortgages or pledge any of its assets.

     Except as otherwise provided in the Trust Agreements, any action requiring the consent or vote of the Trustees shall be approved by not less than a majority of the Administrative Trustees.


Governing Law

     The Trust Agreements will be governed by and construed in accordance with the laws of the State of Delaware.


                          DESCRIPTION OF THE GUARANTEE

     Each Guarantee will be executed and delivered by USF&G concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Bank of New York will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.


General


     USF&G will irrevocably and unconditionally agree on a subordinated basis, to the extent set forth in each Guarantee, to pay in full, to the holders of the related Issuer's Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by or on behalf of such Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which such Issuer may have or assert. The following payments, to the extent not paid by an Issuer (the "Guarantee Payments"), will be subject to the applicable Guarantee (without duplication): (i) any accrued and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds on hand available therefor, (ii) the Redemption Price, with respect to any Preferred Securities called for redemption, including all accrued and unpaid Distributions to the date of Redemption, and any applicable premium in connection therewith, to the extent that such Issuer has funds on hand available therefor, or (iii) upon a voluntary or involuntary termination, winding up or liquidation of such Issuer (unless the corresponding series of Debentures are distributed to holders of such Preferred Securities), (a) the aggregate liquidation preference of $25 per Preferred Security plus all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds on hand available to make such a payment or, if different, (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities in liquidation of the Issuer. USF&G's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by USF&G to the holders of the applicable Preferred Securities or by causing the Issuer to pay such amounts to such holders. While the assets of USF&G will not be available for making Distributions on any Preferred Securities if the Issuer does not have funds on hand available therefor as described above, USF&G has agreed to pay the expenses of the related Issuer. Accordingly, each Guarantee, together with the backup undertakings, consisting of USF&G's obligations under such agreement to pay expenses and related covenants contained in each Trust Agreement and USF&G's obligations under the Indenture and the Debentures, provide for USF&G's full and unconditional guarantee of the Preferred Securities.

     No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of the Debentures, Indenture, the Trust Agreement, the Guarantee Agreement and the Expense Agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

Status of the Guarantee

     Each Guarantee will constitute an unsecured obligation of USF&G and will rank subordinate and junior in right of payment to all liabilities of USF&G except those made pari passu or subordinate to such Guarantee expressly by their terms. The Trust Agreements provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee.

     Each Guarantee will rank pari passu with all other such Guarantees issued by USF&G. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against USF&G to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the corresponding series of Debentures.


Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no consent will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation preference of such outstanding Preferred Securities not held by USF&G or an affiliate thereof. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of USF&G and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.


Events of Default

     An event of default under each Guarantee will occur upon the failure of USF&G to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payments, USF&G shall have received notice of such default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate liquidation preference of the related Preferred Securities not held by USF&G or an affiliate thereof have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any holder of the related Preferred Securities may institute a legal proceeding directly against USF&G to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.


     USF&G, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not USF&G is in compliance with all the conditions and covenants applicable to it under the Guarantee.


Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by USF&G in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after an event of default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.


Termination of the Guarantee

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Debentures to the holders of the related Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.


Governing Law

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

     Pursuant to the Expense Agreement entered into by USF&G under the Trust Agreement (the "Expense Agreement"), USF&G will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer becomes indebted or liable, the full payment of any indebtedness, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Common

Securities being held by USF&G or Preferred Securities being issued pursuant to the Prospectus Supplement the amounts due such holders pursuant to the terms of such Trust Securities.


                          DESCRIPTION OF THE DEBENTURES

     This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Debentures and the Indenture, the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.


General

     Concurrently with the issuance of each Issuer's Preferred Securities, the Issuer will invest the proceeds thereof and the consideration paid by USF&G for the Common Securities in a corresponding series of Debentures issued by USF&G to the Issuer. The Debentures will be unsecured subordinated obligations of USF&G issued under the Indenture. Each series of Debentures will be in the principal amount equal to the aggregate stated liquidation preference of the related Preferred Securities plus USF&G's concurrent investment in the Common Securities and will rank pari passu with all other series of Debentures. USF&G may also decide to sell the Debentures directly to the public. In such event, the terms of such offering will be described in a Prospectus Supplement related to such offering. The Indenture does not limit the aggregate principal amount of Debentures which may be issued thereunder. The Bank of New York will act as trustee (the "Debenture Trustee") under the Indenture.


Interest

     The Debentures will bear interest at the rate per annum specified in the Prospectus Supplement. Such interest will be payable quarterly in arrears on the dates in each year specified in the Prospectus Supplement (each, an "Interest Payment Date") to the person in whose name each Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that the Debentures will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities and the Common Securities.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

         The Prospectus Supplement will include a description of the terms and circumstances under which USF&G will have the right under the Indenture to extend, from time to time, the interest payment period on each series of the Debentures for up to 60 months, provided that the Extension Period may not extend beyond the maturity or redemption date of the Debentures. Quarterly Distributions on the corresponding Preferred Securities also will be deferred (but will continue to accumulate) during any such Extension Period.


Subordination

     The Indenture provides that all payments by USF&G in respect of the Debentures shall be subordinate to the prior payment in full of all amounts due and payable in respect of all Senior Indebtedness. The term "Senior Indebtedness" means the principal of, and premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to USF&G to the extent that such claim for post-petition interest is allowed in such proceeding) payable on, and fees, expenses, reimbursement obligations, indemnity obligations and other amounts due on or in connection with, any Indebtedness incurred, assumed or guaranteed by USF&G, whether on or prior to the date of the Indenture or thereafter incurred, assumed or guaranteed, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Indebtedness which is pari passu with the Debentures. Without limiting the generality of the foregoing, Senior Indebtedness shall include (i) USF&G's Zero Coupon Convertible Subordinated Notes due 2009 and (ii) Intercompany Indebtedness.

     "Indebtedness" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such Person, (vi) every Hedging Obligation (as defined in the Indenture), (vii) every obligation of others secured by a lien on any asset of such Person, whether or not such obligation is assumed by such Person, (viii) every obligation of the type referred to in clauses (i) through
(vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise, and (ix) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to any liability of the kind described in any of the preceding clauses (i) through (viii).

     "Intercompany Indebtedness" means indebtedness of USF&G to any of its directly or indirectly owned subsidiaries.


     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, any assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or other similar proceedings in connection with any insolvency or bankruptcy proceeding of USF&G, the holders of Senior Indebtedness will be first entitled to receive payment in full of principal of, and premium, if any, and interest, if any, on such Senior Indebtedness before the holders of the Debentures or the Property Trustee on behalf of the holders will be entitled to receive or retain any payment in respect of principal of, premium, if any, or interest on the Debentures or distributions of any assets or securities.



     By reason of such subordination, in the event of liquidation or insolvency, creditors of USF&G who are not holders of Senior Indebtedness or Debentures may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Debentures.


     In the event of the acceleration of the maturity of any Debenture, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Debentures will be entitled to receive any payment upon the principal of, premium, if any, or interest, if any, on the Debentures.

     No payments on account of principal of, premium, if any, or interest in respect of the Debentures may be made if there shall have occurred and be continuing a payment default with respect to any Senior Indebtedness or other payment resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     If the Debenture Trustee or the Property Trustee, as holder of the Debentures, shall have received any payment on account of the principal of, premium, if any, or interest on the Debentures when such payment is prohibited and before all amounts due and payable on Senior Indebtedness are paid in full or payment thereof is provided for and such fact shall have been made known to the Debenture Trustee or the Property Trustee, then such payment shall be paid over and delivered forthwith to USF&G.

     Nothing in the Indenture shall limit the right of the Debenture Trustee, the Property Trustee or the holders of the Debentures to pursue any rights or remedies under applicable law against USF&G; provided that, to the extent and as described above and in the Indenture, all Senior Indebtedness shall be paid before holders of the Debentures are entitled to receive any payment from USF&G of principal of or interest on the Debentures.


     Upon the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to any rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of USF&G in respect of such Senior Indebtedness until the Debentures shall be paid in full.

     The Indenture does not limit the aggregate amount of Senior Indebtedness which USF&G may incur.


Certain Covenants of USF&G

     USF&G will covenant, as to each series of Debentures, that it will not, and will not permit any subsidiary of USF&G to, declare or pay any dividend or distribution on, or redeem, purchase, acquire, or make a liquidation or guarantee payment (other than payments under a Guarantee) with respect to, any shares of USF&G's capital stock or any other security of USF&G (including other Debentures) ranking pari passu with or junior in interest to the Debentures (except (x) for payments with securities junior in interest to the Debentures, (y) for payments made on any series of Debentures upon the stated maturity of such Debentures or (z) for payments of accrued dividends (and cash in lieu of fractional shares) upon the conversion into common stock of any convertible preferred stock of USF&G of any series now or hereafter outstanding, in accordance with the terms of such stock), if at such time (i) there shall have occurred any event of which USF&G has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to Debentures of such series and (b) in respect of which USF&G shall not have taken reasonable steps to cure, (ii) USF&G shall be in default with respect to its payment of any obligations under the Guarantee relating to the Preferred Securities of the Issuer to which Debentures of such series have been issued or (iii) USF&G shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to Debentures of such series and such Extension Period, or any extension thereof shall have commenced and be continuing. USF&G will also covenant, as to each series of Debentures,
(i) to maintain directly or indirectly 100% ownership of the Common Securities of each Issuer to which Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to USF&G's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (A) in connection with the distribution of Debentures to the holders of the Preferred Securities in liquidation of such Issuer, (B) as permitted by the terms of the Debentures, or (C) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain a business trust and otherwise not to be classified as an association taxable as a corporation for United States federal income tax purposes.


Modification of the Indenture

     From time to time, USF&G and the Debenture Trustee may, without the consent of the holders of any series of Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act, or making any other change that does not adversely affect the rights of any holder of Debentures in any material respect. The Indenture contains provisions permitting USF&G and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such series of the Debentures; provided that no such modification may, without the consent of the holder of each outstanding Debenture so affected, (i) change the stated maturity of, or any installment of principal of or interest on, any series of Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, reduce any premium payable upon redemption of the Debentures, or change any place of payment where, or the coin or currency in which, any Debenture or any premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity or redemption date, or modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the holders of the Debentures, (ii) reduce the percentage of principal amount of Debentures of any series, the holders of which are required to consent to any such modification of the Indenture or (iii) modify certain provisions of the Indenture relating to the waiver of past defaults or compliance by USF&G with the covenants therein; and provided, that no such modification may adversely affect the rights of any holder of the Preferred Securities and any waiver of any Debenture Event of Default or of compliance with any covenant under the Indenture shall require the consent of the holders of at least a majority of the aggregate liquidation preference amount of the related series of Preferred Securities then outstanding.

     In addition, USF&G and the Debenture Trustee may execute, without the consent of any holder of Debentures, any supplemental Indenture for the purpose of creating any new series of Debentures.

Events of Default

     The Indenture provides that any one or more of the following described events with respect to a series of Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to such series of
Debentures:

     (a) failure for 30 days to pay any interest on such series of the Debentures, including any Additional Interest (as defined in the Indenture) in respect thereof, when due (subject to the deferral of any due date in the case of an Extension Period); or

     (b) failure to pay any principal on such series of Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or

     (c) failure to pay any sinking fund payment when and as due by the terms of such series of Debentures; or

     (d) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to USF&G from the Debenture Trustee or the holders of at least 25% in principal amount of such series of outstanding Debentures or the holders of at least 25% in liquidation preference of the related Preferred Securities then outstanding; or

     (e) certain events in bankruptcy, insolvency or reorganization of USF&G.

     The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of Debentures may declare the principal due and payable immediately upon an Event of Default, and should the Debenture Trustee or such holders of such Debentures fail to make such declaration the holders of not less than 25% in aggregate liquidation preference of the related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of such series of Debentures (or if such declaration has been made by the holders of the Preferred Securities, the holders of a majority in aggregate liquidation preference of the related Preferred Securities) may annul such declaration and waive the default if the default has been cured (or, in certain circumstances, even if the default has not been cured) and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any Additional Interest has been deposited with the Debenture Trustee. The holders of a majority in outstanding principal amount of such series of Debentures (or in the case of a proceeding instituted by a holder or holders of Preferred Securities, the holders of a majority in liquidation preference of the related Preferred Securities then outstanding) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee.

     The holders of a majority in outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture; provided that if any related Preferred Security remains outstanding, no waiver of a default that adversely affects the holders of such Preferred Securities shall be effective without the consent of a majority of the aggregate liquidation preference of the related Preferred
Securities then outstanding. USF&G is required to file annually with the Debenture Trustee a certificate as to whether or not USF&G is in compliance with all the conditions and covenants applicable to it under the Indenture.

     Notwithstanding any other provision in the Indenture, holders of Debentures have an absolute and unconditional right to receive payment of the principal of and any premium and interest on the Debentures on the respective stated maturities expressed in such Debentures (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder. Any holder of Preferred Securities shall have the right to institute suit for the enforcement of any such payment to such holder with respect to Debentures relating to such Preferred Securities having a principal amount equal to the aggregate liquidation preference of such Preferred Securities held by such holder.

     Under the terms of the Trust Agreement, and for so long as the Debentures are held by the Property Trustee, certain actions with respect to the Debentures, including certain actions in respect of an Event of Default under the Debentures, require the prior approval of the holders of the Preferred Securities. See "Description of Preferred Securities - Voting Rights; Amendment of Trust Agreement." In case an Event of Default shall occur and be continuing as to a series of Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Debentures (including any Additional Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Debentures.


Consolidation, Merger, Sale or Conveyance

     The Indenture provides that USF&G may not consolidate with or merge with or into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, unless (i) the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture all of the obligations of USF&G under the Debentures, the Indenture and any Guarantees, (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of USF&G or any subsidiary as a result of such transaction as having been incurred by it at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, (iii) such transaction does not give rise to any breach or violation of any Trust Agreement or any Guarantee and (iv) certain other conditions are met.


Satisfaction and Discharge

     Under the terms of the Indenture, USF&G will be discharged from any and all obligations in respect of any series of Debentures (except in each case for certain obligations to register the transfer or exchange of such Debentures, replace stolen, lost or mutilated Debentures and hold moneys for payment in trust) if (subject to certain conditions) USF&G deposits with the Debenture Trustee, in trust, (i) cash and/or (ii) United States Government Obligations (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay all the principal of, and interest on, such series of Debentures on the dates such payments are due in accordance with the terms of such Debentures.


Form, Exchange, and Transfer

     The Debentures will be issuable only in registered form, without coupons and only in denominations of $25 and integral multiples thereof.

     Subject to the terms of the Indenture, Debentures may be presented for registration of transfer or exchange (duly endorsed or accompanied by satisfactory instruments of transfer) at the office of the Security Registrar (as defined in the Indenture). No service charge will be made for any registration of transfer or exchange of Debentures, but USF&G may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Register of such transfer agent, as the case may be. USF&G has appointed the Debenture Trustee as the initial Security Registrar. USF&G may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts.

     If the Debentures have been called for redemption, in whole or in part, USF&G will not be required to issue, register the transfer of or exchange any Debentures which have been called for redemption, except the unredeemed portion of any such Debentures being redeemed in part.

Payment and Paying Agents

     Payment of interest on a Debenture on any Interest Payment Date will be made to the person in whose name such Debenture (or one or more predecessor securities) is registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest.

     Principal or any interest on the Debentures will be payable at the office of such Paying Agent (as defined in the Indenture) or Paying Agents as USF&G may designate for such purpose from time to time, except that at the option of USF&G, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the Security Register or by wire transfer. The principal corporate trust office of the Debenture Trustee in New York, New York is initially designated as USF&G's sole Paying Agent for payments with respect to the Debentures. USF&G may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts.


Governing Law

     The Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.


Information Concerning the Debenture Trustee

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provision, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Bank of New York has a course of regular dealings with USF&G in the ordinary course of business and from time to time may also make short-term loans and revolving credit and term loans to USF&G and its affiliates.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                        THE DEBENTURES AND THE GUARANTEES


     As long as payments of interest and other payments are made when due on each series of Debentures, such payments will be sufficient to cover Distributions and other payments due on the corresponding Preferred Securities, primarily because (i) the aggregate principal amount of each series of Debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding Preferred Securities and corresponding Common Securities;
(ii) the interest rate and interest and other payment dates on each series of Debentures will match the Distribution rate and Distribution and other payment dates for the corresponding Preferred Securities; (iii) each Expense Agreement entered into by USF&G pursuant to each Trust Agreement provides that USF&G shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer. The combination of the foregoing provisions together with the Guarantee from USF&G provide a full and unconditional guarantee of the Preferred Securities by USF&G.


     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for such payments are guaranteed by USF&G as and to the extent set forth under "Description of the Guarantee." If and to the extent that USF&G does not make payments on any series of Debentures, such Issuer will not pay Distributions or other amounts due on its Preferred Securities although such amounts will continue to accumulate.

     If the Guarantee Trustee fails to enforce any Guarantee, a holder of any related Preferred Security may institute a legal proceeding directly against USF&G to enforce its rights under such Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

     Each Issuer's Preferred Securities evidence the rights of the holders thereof to the benefits of such Issuer, and each Issuer exists for the sole purpose of issuing its Trust Securities and investing the proceeds thereof in a corresponding series of Debentures, maintaining the status of such Issuer as a grantor trust for United States federal income tax purposes and engaging only in those other activities that are necessary and incidental thereto.

     Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the corresponding series of Debentures, the holders of Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of USF&G, the Property Trustee, as holder of the Debentures, would be a subordinated creditor of USF&G, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of USF&G receive payments or distributions. Since USF&G is the guarantor under each

Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of USF&G in the event of liquidation or bankruptcy of USF&G should be substantially the same.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Debentures provide that no payments may be made in respect of the Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Debentures (subject to the right to extend the payment date of any interest during an Extension Period) would constitute an Event of Default under the Indenture.


                             UNITED STATES TAXATION

General


     This section is a summary of certain United States federal income tax considerations that may be relevant to prospective purchasers of Preferred Securities and represents the opinion of Piper & Marbury L.L.P., special tax counsel to USF&G and each Issuer, insofar as it relates to matters of law and legal conclusions. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who purchase the Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to United States Holders (as defined herein) whose functional currency is not the United States dollar, or persons who are not United States Holders or shareholders, partners or beneficiaries of a holder of Preferred Securities. A "United States Holder" means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. Further, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. Furthermore, the discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. In this regard, it should be noted that, in connection with current negotiations regarding the federal budget, the Administration has made a proposal more fully described below that may have the effect that interest payable by USF&G on the Debentures will not be fully deductible for United States federal income tax purposes.


     PROSPECTIVE PURCHASERS OF PREFERRED SECURITIES, INCLUDING PERSONS WHO ARE NOT UNITED STATES HOLDERS AND PERSONS WHO PURCHASE PREFERRED SECURITIES IN THE SECONDARY MARKET, ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.


     While it is the opinion of Piper & Marbury L.L.P. that the Debentures will be treated as indebtedness for United States federal income tax purposes, holders of Preferred Securities should note that the Internal Revenue Service (the "IRS") may attempt to treat the Debentures as equity rather than indebtedness for tax purposes. If the IRS were successful in such attempt, the Debentures would be subject to redemption, or the related Issuer could be liquidated by distributing the Debentures to the holders of Preferred Securities, at the option of USF&G as described under "Description of the Preferred Securities--Redemption" and "Description of Preferred Securities--Liquidation Distribution Upon Termination."

     On December 7, 1995, the U.S. Department of Treasury announced a Balanced Budget Proposal which contained a proposed amendment to the Code which would classify a debt instrument issued on or after December 7, 1995 as equity if the instrument had a term exceeding 20 years and was not classified as indebtedness on the issuer's balance sheet. A text of proposed statutory language published on January 23, 1996 provides that the Code amendment would not apply to issues filed with the Commission before the December 7, 1995. Because the Registration Statement for the Preferred Securities was filed with the Commission on December 29, 1995, the provisions of the proposed amendment would be applicable to the Preferred Securities if such provisions are enacted with the currently proposed effective date. Accordingly, if Debentures having a term in excess of 20 years are issued and the proposal is subsequently enacted in its current form, the Debentures would be subject to redemption, or the related Issuer could be liquidated by distributing the Debentures to the holders of Preferred Securities, at the option of USF&G as described under "Description of the Preferred Securities--Redemption" and "Description of Preferred Securities--Liquidation Distribution Upon Termination." USF&G and its special tax counsel cannot predict whether this proposed amendment may be modified or other legislation may be enacted which might affect the character of the Debentures or otherwise affect the Preferred Securities offered hereby.

Income from Preferred Securities


     Piper & Marbury L.L.P. is of the opinion that, under then current law and assuming full compliance with the terms of the Trust Agreement, each Issuer will be classified as a grantor trust and not as an association taxable as a corporation.


     As a consequence, each holder of Preferred Securities will be considered the owner of a pro rata portion of the Debentures held by the corresponding Issuer. As a further consequence, each holder of Preferred Securities will be required to include in gross income his or her pro rata share of the income accrued on the Debentures held by the corresponding Issuer. Such income should not exceed Distributions received by the holders of Preferred Securities on the Preferred Securities except in the case where USF&G extends an interest payment period as described in "Description of the Preferred Securities--Distributions." No portion of such income will be eligible for the dividends received deduction.

Potential Extension of Interest Payment Period and Original Issue Discount

     To the extent and as further provided in the Prospectus Supplement, USF&G will have the option to extend from time to time the interest payment period on the Debentures to a period not exceeding 60 months but not beyond the maturity or redemption date of the Debentures. As a result of USF&G's option to extend the interest payment period, the Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. Accordingly, a holder of Preferred Securities will accrue interest income (i.e., original issue discount) in accordance with a constant yield method over the term of the Debentures (including any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable.

     As a result, holders of Preferred Securities during an Extension Period will include interest in gross income in advance of the receipt of cash, and any holders of Preferred Securities who dispose of Preferred Securities prior to the record date for the payment of Distributions following such Extension Period will include interest in gross income, but will not receive any cash from the corresponding Issuer related thereto. A holder's tax basis in the pro rata share of Debentures represented by his or her Preferred Securities will be increased by the amount of any original issue discount that is included in income without a receipt of cash, and will be decreased when and if such cash is subsequently received by the holder of the Preferred Securities.

Market Discount or Premium

     Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Debentures with market discount, acquisition premium or amortizable bond premium, as such terms are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

Receipt of Debentures Upon Liquidation of an Issuer


     Under certain circumstances described in "Description of the Preferred Securities--Redemption," and "Description of the Preferred Securities--Liquidation Distribution Upon Termination," USF&G may cause an Issuer to be terminated and cause the Debentures to be distributed to the holders of Preferred Securities in liquidation of such holders' interests in the Issuer. Under current United States federal income tax law and interpretation and assuming the Issuer is treated as a grantor trust, such a distribution would not be treated as a taxable event to holders of the Preferred Securities. Such a tax-free transaction would result in the holder of Preferred Securities receiving a pro rata share of the Debentures having an aggregate tax basis equal to the aggregate tax basis that the holder had in such pro rata share immediately prior to the distribution. A holder's holding period for such Debentures would include the period for which the Preferred Securities were held by such holder. If an Issuer were liquidated pursuant to the exercise by USF&G of its right to liquidate upon the occurrence of a Grantor Trust Event, holders of Preferred Securities could recognize gain or loss upon the exchange of their Preferred Securities for a pro rata share of the Debentures.


Sale or Other Disposition of the Preferred Securities

     Gain or loss will be recognized on a sale, including a redemption for cash, of Preferred Securities in an amount equal to the difference between the amount realized and the tax basis of a holder of Preferred Securities in his or her pro rata share of Debentures represented by such Preferred Securities. Gain or loss recognized by a holder of Preferred Securities on the sale or exchange of Preferred Securities held for more than one year generally will be taxable as long-term capital gain or loss.

Backup Withholding and Information Reporting

     In general, information reporting requirements will apply to amounts received by noncorporate United States Holders as payments with respect to, or proceeds of the sale within the United States of, the Preferred Securities and "backup withholding" at a rate of 31% will apply to such amounts if the holder fails to provide a correct taxpayer identification number. Any withheld amounts generally will be allowed as a credit against the holder's federal income tax liability, provided that the required return is timely filed with the IRS.

                              PLAN OF DISTRIBUTION

     The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. Each Issuer may sell its Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus is a part. The names of any underwriters or dealers involved in the sale of the Preferred Securities of any particular Issuer in respect of which this Prospectus is delivered, the number of Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement.

     Underwriters may offer and sell Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from USF&G and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriting compensation paid by USF&G and/or the applicable Issuer to underwriters in connection with the offering of Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters and dealers participating in the distribution of Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Preferred Securities may be deemed to be underwriting discounts and commissions, under the Act. Underwriters and dealers may be entitled, under agreement with USF&G and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Act, and to reimbursement by USF&G for certain expenses.

     In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

     Underwriters and dealers may engage in transactions with, or perform services for, USF&G and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

     Each Issuer's Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom an Issuer's Preferred Securities are sold by such Issuer for public offering and sale may make a market in such Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Preferred Securities.


                                     EXPERTS

     The consolidated financial statements of USF&G appearing or incorporated by reference in USF&G's Annual Report, restated on Form 10-K/A, for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1995 and 1994, the three and six-month periods ended June 30, 1995 and 1994, and the three and nine-month periods ended September 30, 1995 and 1994, incorporated by reference in the Registration Statement, the independent auditors have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in USF&G's quarterly report on Form 10-Q/A for the quarter ended March 31, 1995, and quarterly reports on Form 10-Q for the quarters ended June 30, 1995 and September 30, 1995, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The auditors are not subject to the liability provisions of
Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for USF&G and the Issuers by Piper & Marbury L.L.P., Baltimore, Maryland. Certain legal matters will be passed on for the underwriters by Davis Polk & Wardwell, New York, New York who may rely on the opinion of Piper & Marbury L.L.P. as to certain matters of Maryland law. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon by Richards, Layton and Finger, P.A., Wilmington, Delaware, special Delaware counsel to USF&G and the Issuers. L. P. Scriggins, a Director of USF&G, is a partner of Piper & Marbury L.L.P. As of December 27, 1995, lawyers in the firm of Piper & Marbury L.L.P. beneficially owned in the aggregate approximately 20,000 shares of Common Stock or Common Stock equivalents of USF&G.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the registration fee.

SEC Registration Fee...........................$ 72,413.79
Legal Fees and Expenses........................$100,000.00
Blue Sky Fees and Expenses.....................$ 30,000.00
Accounting Fees and Expenses...................$ 17,500.00
Fees of Trustee................................$ 24,000.00
Miscellaneous..................................$ 10,086.21
                                               -----------
                     TOTAL.....................$254,000.00

Item 15.  Indemnification of Directors and Officers.

         The  Charter  of  the  Registrant   provides  for  indemnification  and
limitation of liability of directors and officers of the Registrant as follows:

                 The Corporation shall indemnify (a) its directors to the full extent provided by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

                 To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.

Item 16. Exhibits



    1.1*       Form of Underwriting Agreement


    3.1 Restated Charter of USF&G (incorporated herein by reference to Exhibit 3(a) to USF&G's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-8233)

    3.2 Amended Bylaws of USF&G (incorporated herein by reference to Exhibit 3(b) to USF&G's Annual Report on Form 10-K/A for the year ended December 31, 1994, filed November 14, 1995)

    4.1 Description of Shareholder Rights Plan (incorporated herein by reference to Form 8-A, filed September 21, 1987)


    4.2*       Form of Subordinated  Indenture between USF&G and The Bank of New
               York


    4.3*       Trust Agreement of USF&G Capital I

    4.4*       Certificate of Trust of USF&G Capital I

    4.5*       Trust Agreement of USF&G Capital II

    4.6*       Certificate of Trust of USF&G Capital II


    4.7*       Form of Amended and Restated Trust Agreement for USF&G Capital I.

   4.7.1       Form of Amended and Restated  Trust  Agreement  for USF&G Capital
                II

    4.8*       Form of  Preferred  Security  for USF&G  Capital I  (included  in
               Exhibit 4.7)

    4.8.1      Form of  Preferred  Security  for USF&G  Capital II (included in
               Exhibit 4.7.1)

    4.9*       Form of Guarantee for USF&G Capital I

    4.9.1      Form of Guarantee for USF&G Capital II

    5.1*       Opinion  of  Richards,  Layton &  Finger,  P.A.  regarding  USF&G
               Capital I

   5.1.1       Opinion  of  Richards,  Layton &  Finger,  P.A.  regarding  USF&G
               Capital II


    5.2        Opinion of Piper & Marbury L.L.P.


    8*         Opinion of Piper & Marbury L.L.P. as to certain tax matters.


    12* Statement re: Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends (such computations for the years ended December 31, 1994, 1993 and 1992 are incorporated by reference to Exhibit 12 to USF&G's 1994 Annual Report on Form 10-K/A; computations for the years ended December 31, 1991 and 1990 are included as an exhibit hereto).


    15*        Acknowledgment of Ernst & Young LLP

    23.1*      Consent of Ernst & Young LLP

    23.2       Consent of Richards,  Layton & Finger,  P.A. (included in Exhibit
               5.1 and 5.1.1)


    23.3       Consent of Piper & Marbury L.L.P. (included in Exhibit 5.2)

    24.1* Powers of Attorney for USF&G (included on signature pages hereto)

    24.2*      Powers of Attorney  for J.  Kendall  Huber  (included in Exhibits
               4.3 and 4.5)

    25.1* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Indenture

    25.2* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of USF&G Capital I

     25.3* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of USF&G Capital II

     25.4* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of USF&G with respect to the Preferred Securities of USF&G Capital I

     25.5* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of USF&G with respect to the Preferred Securities of USF&G Capital II

     28 Information from reports furnished to state regulatory authorities (incorporated herein by reference to Exhibit 28 to USF&G's Annual Report on Form 10-K/A for the year ended December 31, 1994, filed November 14, 1995)

*    Previously filed

Item 17.        Undertakings.

                (a)      The undersigned Registrants hereby undertake:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Registrants undertake hereby that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, USF&G Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on February __, 1996.

                                                     USF&G CORPORATION


                                       By: /s/ Norman P. Blake, Jr.
                                           ------------------------
                                               Norman P. Blake, Jr.
                                               Chairman of the Board, President
                                               and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 6, 1996.


Signature                                                 Title

                         Director,  Chairman of the Board,  President  and Chief
*                        Executive Officer
------------------------
Norman P. Blake, Jr.

                         Executive Vice President, Chief Financial Officer and
*                        Principal Accounting Officer
------------------------
Dan L. Hale


*                        Director
------------------------
H. Furlong Baldwin


*                        Director
------------------------
Michael J. Birck


*                        Director
------------------------
George L. Bunting, Jr.

*                        Director
------------------------
Robert E. Davis



*                        Director
------------------------
Dale F. Frey


*                        Director
------------------------
Robert E. Gregory, Jr.

*
------------------------
Robert J. Hurst


*                        Director
------------------------
Wilbur G. Lewellen


*                        Director
------------------------
Henry A. Rosenberg, Jr.


*                        Director
------------------------
Larry P. Scriggins


*                        Director
------------------------
Anne Marie Whittemore


*                        Director
------------------------
R. James Woolsey


*By:
------------------------
    Norman P. Blake
    Attorney in Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, USF&G Capital I and USF&G Capital II each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on February 6 1996.



                                   USF&G CAPITAL I


                                   By: /s/ J. Kendall Huber
                                       ------------------------
                                        J. Kendall Huber, as Trustee

                                   USF&G CAPITAL II


                                   By: /s/ J. Kendall Huber
                                       ------------------------
                                        J. Kendall Huber, as Trustee




                                   By: /s/ J. Kendall Huber
                                       ------------------------
                                        J. Kendall Huber, in his individual
                                            capacity as Trustee of USF&G
                                            Capital I and II and as
                                            attorney-in-fact


                                   USF&G CORPORATION, as Depositor



                                   By: /s/ J. Kendall Huber
                                       ------------------------
                                        J. Kendall Huber, Vice President -
                                            Deputy General Counsel

                                  EXHIBIT INDEX

              Exhibit
              Numbers


          1.1*      Form of Underwriting Agreement


          3.1 Restated Charter of USF&G (incorporated herein by reference to Exhibit 3(a) to USF&G's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-8233)

          3.2 Amended Bylaws of USF&G (incorporated herein by reference to Exhibit 3(b) to USF&G's Annual Report on Form 10-K/A for the year ended December 31, 1994, filed November 14, 1995)

          4.1 Description of Shareholder Rights Plan, incorporated herein by reference to Form 8-A, filed September 21, 1987.


          4.2* Form of Subordinated Indenture between USF&G and The Bank of New York


          4.3*      Trust Agreement of USF&G Capital I

          4.4*      Certificate of Trust of USF&G Capital I

          4.5*      Trust Agreement of USF&G Capital II

          4.6*      Certificate of Trust of USF&G Capital II


          4.7*      Form of  Amended  and  Restated  Trust  Agreement  for USF&G
                    Capital I.

          4.7.1     Form of  Amended  and  Restated  Trust  Agreement  for USF&G
                    Capital II

          4.8*      Form of Preferred  Security for USF&G Capital I (included in
                    Exhibit 4.7)

          4.8.1 Form of Preferred Security for USF&G Capital II (included in Exhibit 4.7.1)

          4.9*      Form of Guarantee for USF&G Capital I

          4.9.1     Form of Guarantee for USF&G Capital II

          5.1* Opinion of Richards, Layton & Finger, P.A. regarding USF&G Capital I

          5.1.1 Opinion of Richards, Layton & Finger, P.A. regarding USF&G Capital II


          5.2       Opinion of Piper & Marbury L.L.P.

          8        Opinion of Piper & Marbury L.L.P. as to certain tax matters

          12* Statement re: Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends (such computations for the years ended December 31, 1994, 1993 and 1992 are incorporated by reference to Exhibit 12 to USF&G's 1994 Annual Report on Form 10-K/A; computations for the years ended December 31, 1991 and 1990 are included as an exhibit hereto).

          15*       Acknowledgment of Ernst & Young LLP

          23.1*     Consent of Ernst & Young LLP


          23.2      Consent of  Richards,  Layton & Finger,  P.A.  (included  in
                    Exhibit 5.1 and 5.1.1)

          23.3 Consent of Piper & Marbury L.L.P. (included in Exhibits 5.2, and 8)


          24.1* Powers of Attorney for USF&G (included on signature pages to the Registration Statement)

          24.2* Powers of Attorney for J. Kendall Huber (included in Exhibits 4.3 and 4.5)

          25.1* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Indenture

          25.2* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of USF&G Capital I

          25.3* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of USF&G Capital II

          25.4* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of USF&G with respect to the Preferred Securities of USF&G Capital I


          25.5* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of USF&G with respect to the Preferred Securities of USF&G Capital II

          28 Information from reports furnished to state regulatory authorities (incorporated herein by reference to Exhibit 28 to USF&G's Annual Report on Form 10-K/A for the year ended December 31, 1994, filed November 14, 1995)

-------------

*    Previously filed.